Filed pursuant to Rule 424(b)(5)
Registration No. 333-252978

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 11, 2021)

TEXAS CAPITAL BANCSHARES, INC.

$                 % Fixed-to-Fixed Rate Subordinated Notes Due 2031

We are offering $         aggregate principal amount of fixed-to-fixed rate subordinated notes due 2031 (the “notes”) of Texas Capital Bancshares, Inc. The notes will mature on May    , 2031. The notes will bear interest from and including May    , 2021 (the “Issue Date”) to, but excluding, May    , 2026 (the “Reset Date”) or the date of earlier redemption, at a fixed annual rate of    %. From and including the reset date to, but excluding, the maturity date, the notes will bear interest at a fixed annual rate that will be the Five-year U.S. Treasury Rate (as defined herein) as of the Reset Determination Date (as defined herein), plus    % per annum. Interest on the notes will be payable semi-annually in cash in arrears on May                and November    of each year, commencing on November    , 2021. We will have the option to redeem the notes in whole or in part, (i) commencing on the reset date, and on any interest payment date thereafter, (ii) in whole or in part at any time during the three-month period prior to the maturity date, or (iii) in whole, but not in part, within 90 days of the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Texas Capital Bancshares, Inc. being required to register as an investment company pursuant to the Investment Company Act of 1940. The redemption price for any redemption will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Any early redemption of the notes will be subject to the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent required under applicable laws or regulations, including regulations governing capital criteria.

There is no sinking fund for the notes. The notes will rank (i) senior in right of payment to our junior subordinated debentures issued to our statutory trusts, (ii) equally in right of payment with our 6.50% Subordinated Notes due 2042 and any other unsecured, subordinated debt the terms of which provide that such indebtedness ranks equally with the notes, and (iii) subordinate in right of payment to our Senior Indebtedness (as defined under “Description of the Notes—Subordination”). In addition, the notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including Texas Capital Bank, National Association, our principal banking subsidiary (“Texas Capital Bank” or “Bank”). The notes will not be obligations of, or guaranteed by, our existing or future subsidiaries, including our Bank. As a financial holding company, our ability to service our obligations, including the notes, is dependent on dividends received from our subsidiaries and funds raised by us from borrowings or in the capital markets.

Prior to this offering, there has been no public market for the notes. The notes will not be listed on any securities exchange or included in any automated quotation system.

The notes are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency, nor are they obligations of, or guaranteed by, a bank. None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Federal Reserve or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 1 of the accompanying base prospectus and beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2020.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus, accrued interest, if any, from May , 2021 to the date of delivery.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including the Euroclear System and Clearstream Banking S.A., on or about May    , 2021.

Joint Book-Running Managers

J.P. Morgan	Goldman Sachs & Co. LLC

Prospectus Supplement dated                 , 2021.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free-writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Texas Capital”, the “Company”, “issuer”, “we”, “us”, “our” or similar references mean Texas Capital Bancshares, Inc., which is a Delaware corporation and a financial holding company headquartered in Dallas, Texas, and its subsidiaries on a consolidated basis. References to “Texas Capital Bank” or “Bank” refer to Texas Capital Bank, National Association, which is our principal banking subsidiary.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Texas Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains this information at www.sec.gov. You can also find information about Texas Capital by visiting Texas Capital’s website at www.texascapitalbank.com. Information contained in these websites does not constitute part of this prospectus supplement.

The SEC allows Texas Capital to “incorporate by reference” information into this prospectus supplement. This means that Texas Capital can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way in this prospectus supplement is considered part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below that Texas Capital has previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about Texas Capital and Texas Capital’s financial condition:

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 9, 2021;

•	Definitive Proxy Statement on Schedule 14A for TCBI’s 2021 Annual Meeting of Stockholders filed with the SEC on March 11, 2021, and related definitive additional proxy materials;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 22, 2021; and

•	Current Reports on Form 8-K filed on January 27 , 2021, February 22, 2021, February 26, 2021, March 3, 2021, March 10, 2021 and April 21, 2021.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling as specified below:

Texas Capital Bancshares, Inc.

Attention: Investor Relations

2000 McKinney Avenue, Suite 700,

Dallas, Texas 75201

(214) 932-6600

S-ii

We have also filed a registration statement (No. 333-252978) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the notes. The registration statement may contain additional information that may be important to you.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement the documents incorporated by reference herein and any oral statements and written made by or on behalf of us may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,,” “intend” and similar expressions. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Texas Capital cautions you not to place undue reliance on these statements. Any forward-looking statement speaks only as of the date on which it is made. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to:

•	the credit quality of our loan portfolio;

•

general economic conditions in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices;

•	the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the ongoing COVID-19 pandemic and any other pandemic, epidemic or health-related crisis;

•	expectations regarding rates of default and credit losses;

•	volatility in the mortgage industry;

•	our business strategies;

•	our expectations about future financial performance, future growth and earnings;

•	the appropriateness of our allowance for credit losses and provision for credit losses;

•	our ability to identify, attract and retain qualified employees;

•	the impact of changing regulatory requirements and legislative changes on our business;

•	increased competition from banking organizations and other financial service providers;

•	interest rate risk;

•	greater than expected costs or difficulties related to the integration of new lines of business, products or new service offerings;

S-iii

•	technological changes;

•	the cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of third-party providers; and

•	our success at managing the risk and uncertainties involved in the foregoing items.

In addition, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope, duration and severity of the COVID-19 pandemic, actions taken by governmental authorities and other parties in response to the COVID-19 pandemic, the scale of distribution and public acceptance of any vaccines for COVID-19 and the effectiveness of such vaccines in stemming or stopping the spread of COVID-19, and the direct and indirect impact of the COVID-19 pandemic on our customers, clients, third parties and us.

More information about these and other risks, uncertainties and assumptions that could cause results to differ materially from those in forward-looking statements, including those relating to the COVID-19 pandemic, can be found under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Texas Capital’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and accompanying prospectus. There can be no assurance that any list of risks and uncertainties is exhaustive, and other factors could cause our results and financial condition to differ materially from those in forward-looking statements.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 to determine whether an investment in the notes is appropriate for you.

Texas Capital Bancshares, Inc.

Texas Capital, a Delaware corporation organized in 1996, is the parent of Texas Capital Bank. The Company is a registered bank holding company and has elected to be a financial holding company. Texas Capital Bank is headquartered in Dallas, Texas, with primary banking offices in Austin, Dallas, Fort Worth, Houston and San Antonio, the five largest metropolitan areas of Texas. Substantially all of our business activities are conducted through Texas Capital Bank. We have focused on organic growth, maintenance of credit quality and recruiting and retaining experienced bankers with strong personal and professional relationships in their communities. At March 31, 2021, Texas Capital had consolidated total assets of approximately $40.1 billion.

Our principal executive offices are located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201 and our telephone number is (214) 932-6600. Our common stock trades on The Nasdaq Global Select Market under the symbol “TCBI”. At December 31, 2020, we had 1,619 employees, nearly all of whom are full-time. We maintain a website at www.texascapitalbank.com. Information on our website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus. For more information on Texas Capital, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Offering

Issuer	Texas Capital Bancshares, Inc.

Securities Offered	$ aggregate principal amount of fixed-to-fixed rate subordinated notes due 2031

Maturity Date	May , 2031

Reset Date	May , 2026

Issue Date	May , 2021

Interest Rates	From and including the Issue Date to, but excluding, the Reset Date, or the date of earlier redemption, a fixed annual rate of %, and from and including the Reset Date to, but excluding, the maturity date or the date of earlier redemption, at a fixed annual rate that will be the Five-Year U.S. Treasury Rate as of the day falling two business days prior to the Reset Date (the “Reset Determination Date”), plus % per annum.

Interest Payment Dates	Interest on the notes will be payable semiannually in cash in arrears on May and November of each year, commencing on November , 2021. See “Description of the Notes—Interest.”

Sinking Fund	None

Optional Redemption	We may at our option redeem the notes in whole or in part, (i) on the Reset Date, and on any interest payment date thereafter, or (ii) at any time during the three month period prior to the maturity date, in each case subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

We may also redeem the notes at any time prior to their maturity, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required under the rules of the Federal Reserve within 90 days of the occurrence of a “Tax Event”, a “Tier 2 Capital Event” or the Company being required to register as an investment company pursuant to the Investment Company Act of 1940 (the “1940 Act”), in each case, at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, the redemption date.

Ranking; Subordination	The notes will rank (i) senior in right of payment to our junior subordinated debentures issued to our statutory trusts, (ii) equally in right of payment with our 6.50% Subordinated Notes due 2042 and any other unsecured, subordinated debt the terms of which provide that such indebtedness ranks equally with the notes, and (iii) subordinate in right of payment to our Senior Indebtedness (as defined under “Description of the Notes—Subordination”). In addition, the notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including our Bank.

The notes will not be obligations of, or guaranteed by, our existing or future subsidiaries, including our Bank. As a financial holding company, our ability to service our obligations, including the notes, is dependent on dividends received from our subsidiaries and funds raised by us from borrowings or in the capital markets.

Form	Fully registered global note in book-entry form

Denominations	$2,000 minimum denominations and integral multiples of $1,000 in excess thereof.

Indenture and the Trustee	The notes will be issued pursuant to the Indenture between us and U.S. Bank National Association, as trustee.

Governing Law	The Indenture governing the notes and the notes will be governed by and construed in accordance with the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Calculation Agent	We will appoint a calculation agent for the notes prior to the Reset Determination Date. In addition, we or an affiliate of ours may assume the duties of the calculation agent.

Covenants	The terms of the notes will contain only very limited protections for holders of notes. In particular, the notes will not place any restrictions on our or our subsidiaries’ ability to:

•	issue debt securities or otherwise incur additional indebtedness or other obligations ranking senior to the notes; or

•	conduct certain other transactions that may adversely affect the holders of the notes.

Events of Default and Acceleration	Certain events of bankruptcy, insolvency or receivership relating to us or a “principal subsidiary bank” (as defined in “Description of the Notes—Events of Default”) are events of default with respect to the notes.

If an event of default has occurred, the principal of and accrued but unpaid interest on the notes will automatically, and without any declaration or other action on the part of the trustee or any holder of notes, become immediately due and payable.

A default in the payment of principal of or interest on the notes or in our non- performance of any other obligation under the notes or the indenture will not constitute an event of default under the indenture and will not give rise to any right of acceleration.

Further Issuances	We may, from time to time, create and issue additional notes, without the consent of the holders of the notes, with terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. If the existing notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for the additional notes. See “Description of the Notes—Further Issuances.”

Material United States Federal Income Tax Consequences	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds	The net proceeds from this offering are expected to be approximately $ million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, redeeming in whole or in part our 6.50% Subordinated Notes due 2042.

This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 6.50% Subordinated Notes due 2042 and does not constitute a redemption notice for the 6.50% Subordinated Notes due 2042.

See “Use of Proceeds.”

RISK FACTORS

Your investment in the notes involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the notes and others of which relate to the Company. You should carefully consider the risks described below and the risk factors, including those related to the COVID-19 pandemic, included in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition, results of operations or prospects could result in a decline in the value of the notes and the loss of all or part of your investment.

Risks Relating to the Notes

There are limited covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional subordinated indebtedness, under the indenture governing the terms of the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying base prospectus.

The notes will not be guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of the Company only and will not be guaranteed by any of our subsidiaries, including Texas Capital Bank, which is our principal banking subsidiary. The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposits and liabilities to trade creditors), which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

We are dependent on funds obtained from borrowing or capital transactions or from our Bank to fund our obligations, including the notes.

We are a financial holding company engaged in the business of managing, controlling and operating our Bank. We conduct no material business or other activity at the parent company level other than activities incidental to holding equity and debt investments in our Bank. As a result, we rely on the proceeds of capital transactions, borrowings under our revolving line of credit, payments of interest and principal on loans made to our Bank and dividends by our Bank to satisfy our obligations to debtholders and other obligations. The profitability of our Bank is subject to fluctuation based upon, among other things, the cost and availability of funds, changes in interest rates and economic conditions in general. Our Bank’s ability to pay dividends to us is subject to regulatory limitations that can, under certain adverse circumstances, prohibit the payment of dividends to us. Under such restrictions, national banks may not, without the prior approval of the OCC, declare dividends in excess of the sum of the current year’s net profits plus the retained net profits from the prior two years, less any required transfers to surplus, or in excess of undivided profits. The OCC’s regulatory capital rules further limit the amount of dividends that may be paid by our Bank. In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, our Bank may not pay any dividend if it is undercapitalized or if payment would cause it to become undercapitalized. Our right to participate in any distribution from the liquidation or sale of our Bank’s assets is subject to the prior claims of our Bank’s creditors. In addition, our Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value.

If we are unable to access funds from capital transactions, borrowing under our revolving line of credit or dividends or interest on loan payments from our Bank, we may be unable to satisfy our obligations to creditors or debtholders. Accordingly, we can provide no assurance that we will receive dividends or other distributions from the Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the notes.

A downgrade in our credit ratings, changes in the debt markets or other developments could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the trading prices and liquidity of the notes.

The trading prices for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness and regulatory considerations or other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade, place on negative watch or change their outlook on our debt credit ratings generally, and/or the ratings on the notes, or establish new ratings that may be below investment grade, which could adversely impact the trading prices or the liquidity, of the notes. Any such rating action could also adversely affect our cost of borrowing, limit our access to the capital markets or result in restrictive covenants in future debt agreements. The ratings on the notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Active trading markets for the notes may not develop or may be limited.

The notes constitute a new issue of securities, for which there is currently no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. The underwriters, however, are not obligated to do so, and may discontinue any market-making with respect to the notes at any time without notice.

If a trading market for the notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the notes and the market price of the notes.

Many factors could affect the trading market for, and the trading value of, the notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes; the time remaining to the maturity of the notes; the ranking of the notes; the redemption features of the notes; the outstanding amount of notes with terms identical to the notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the notes.

The notes will be unsecured and subordinated to our existing and future senior indebtedness.

The notes will be subordinated obligations of the Company. Accordingly, they will be junior in right of payment to our existing and future senior indebtedness and, in certain events of insolvency, to other financial obligations as described in “Description of Debt Securities—Subordination of Subordinated Debt Securities” in the accompanying base prospectus. Our senior indebtedness is comprised of all of our indebtedness, including our indebtedness to our general creditors, except indebtedness that is expressly subordinated to or ranking pari passu with the notes, subject to certain exceptions. In addition, the notes will not be secured by any of our assets or any assets of our subsidiaries and they will not be guaranteed by any of our subsidiaries. As a result, they will be effectively subordinated to all of our and our subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture governing the notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we may incur.

Holders of notes may not be fully repaid if we are declared bankrupt, become insolvent, are liquidated or reorganized, default on payments under our senior indebtedness or otherwise commit a default that causes the acceleration of the maturity of our indebtedness. In such a case, holders of senior indebtedness will be entitled to be paid before any payment may be made with respect to the notes. In addition, holders of the notes may be fully subordinated to interests held by the U.S. government if the Company enters into a receivership, insolvency, liquidation or similar proceeding.

The notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries’ assets.

The notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of our bank subsidiary, the claims of depositors and other general or subordinated creditors of Texas Capital Bank would be entitled to priority over the claims of ours or holders of the notes. Accordingly, the notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Claims on our bank subsidiary by creditors other than us include those by holders of our subsidiaries’ long-term debt, and our bank subsidiary has substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of March 31, 2021, our bank subsidiary had $33.7 billion of deposits and $115.6 million of federal funds purchased and repurchase agreements. In addition, as of March 31, 2021, our Bank had $175 million in subordinated notes outstanding to third parties.

Because the notes may be redeemed at our option under certain circumstances prior to their maturity, you are subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the notes at our option in whole or in part, (i) on May     , 2026, and on any interest payment date thereafter or (ii) or at any time during the three month period prior to the maturity date. In addition, at any time that any notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the notes in whole, but not in part, (a) within 90 days of the occurrence of a “Tier 2 Capital Event;” (b) within 90 days of the occurrence of a “Tax Event;” or (c) within 90 days of us being required to register as an investment company pursuant to the 1940 Act. If we redeem the notes, holders of the notes will receive only the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you would otherwise receive on an investment in the notes by reducing the term of the investment. If this occurs, you might not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the notes. See “Description of the Notes—Optional Redemption.”

Regulatory requirements may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes.

Pursuant to federal law and Federal Reserve regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Texas Capital Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

The notes are subject to limited rights of acceleration.

Payment of principal on the notes may be accelerated only in the case of certain events of bankruptcy or insolvency, whether voluntary or involuntary. Thus, holders of the notes will have no right to accelerate the payment of principal on the notes if we fail to pay interest on the notes or if we fail in the performance of any of our other obligations under the notes.

The interest rate on the notes will reset on the Reset Date and may result in an interest rate that is less than the initial fixed annual rate of     % in effect until the Reset Date.

The interest rate on the notes on and after the Reset Date will equal the Five-year U.S. Treasury Rate as of the Reset Determination Date, plus     % per annum. Therefore, the interest rate on the notes on and after the Reset Date could be more or less than the initial fixed rate of     %. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

The calculation agent may be Texas Capital Bank or any other affiliate of the Company and may have an adverse economic interest.

The calculation agent will determine the interest rate for the period on and after the Reset Date. The Company may appoint Texas Capital Bank, itself or one of its affiliates as the calculation agent. In such case, the calculation agent may have economic interests that are adverse to the interests of the holders of the notes. The determination by the calculation agent will be final and binding absent manifest error.

USE OF PROCEEDS

We expect net proceeds of this offering, after deducting the underwriting discount and commissions and the estimated offering expenses payable by us, will be approximately $        . We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, redeeming in whole or in part our 6.50% Subordinated Notes due 2042.

This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 6.50% Subordinated Notes due 2042 and does not constitute a redemption notice for the 6.50% Subordinated Notes due 2042.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2021:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the sale of the amount of notes offered hereby and after deducting underwriting discounts and certain estimated offering expenses.

You should read this table in conjunction with our consolidated financial statements and the notes thereto included in the documents incorporated by reference into this prospectus supplement.

	As of March 31, 2021 (in thousands)
	Actual	As Adjusted for this Offering(1)
Borrowed funds:
Federal funds purchased and repurchase agreements	$115,587		$115,587
FHLB borrowings	2,400,000		2,400,000
Long-term debt:
6.50% Subordinated Notes due 2042, net	108,841		108,841
5.25% Subordinated Bank Notes due 2026, net	173,739		173,739
% Fixed-to-Fixed Rate Subordinated Notes due 2031, net	—
Credit-Linked Notes, net	268,982		268,982
Trust Preferred Subordinated Debentures	113,406		113,406

Total borrowed funds	$3,180,555	$

Shareholders’ equity:
Preferred stock, $0.01 par value, $1,000 liquidation value; 10,000,000 shares authorized; 6,300,000 shares issued	$450,000		$450,000
Common stock, $0.01 par value; 100,000,000 shares authorized; 50,558,184 shares issued	505		505
Additional paid-in capital	984,207		984,207
Retained earnings	1,781,215		1,781,215
Accumulated other comprehensive income/(loss), net	(56,437)		(56,437)
Treasury stock, 417 shares, at cost	(8)		(8)

Total shareholders’ equity	3,159,482		3,159,482

Total borrowed funds and shareholders’ equity	$6,340,037	$

Capital Ratios
Common equity tier 1 capital ratio	10.19%			%
Tier 1 risk-based capital ratio	12.25%			%
Total risk-based capital ratio	14.04%			%

(1)

This column does not reflect the redemption of our 6.50% Subordinated Notes due 2042. On March 3, 2021, the Company completed an issuance of 5.75% fixed rate non-cumulative perpetual preferred stock, Series B (the “Series B Preferred Stock”) and an issuance and sale of 12,000,000 depositary shares, each representing a 1/40th interest in a share of the Series B Preferred Stock. The additional equity is being used for general corporate purposes, including funding regulatory capital infusions into the Bank, and may be used to redeem, in whole or in part and subject to receipt of all applicable regulatory approvals, our 6.50% non-cumulative perpetual preferred stock, Series A (the “Series A Preferred Stock”), in accordance with its terms.

Our risk-based capital ratios as of March 31, 2021, on an actual basis, as adjusted to reflect this offering, the redemption of all of our outstanding 6.50% Subordinated Notes due 2042, in the aggregate principal amount of $111.0 million, and the redemption of all of our outstanding Series A Preferred Stock, with an aggregate liquidation preference of $150 million, would be as follows:

Common equity Tier 1 to risk-weighted assets percentage of     %

Tier 1 capital to risk-weighted assets percentage of     %

Total capital to risk-weighted assets percentage of     %

This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the Series A Preferred Stock or the 6.50% Subordinated Notes due 2042 and does not constitute a redemption notice for the Series A Preferred Stock or the 6.50% Subordinated Notes due 2042.

DESCRIPTION OF THE NOTES

The notes offered by this prospectus supplement will be issued under the indenture dated as of September 12, 2012 between the Company and U.S. Bank National Association, as trustee (the “Original Indenture”), as amended and supplemented by the first supplemental indenture, dated as of the Issue Date (as so supplemented, the “Indenture”). The accompanying base prospectus provides a more complete description of the Indenture. The notes will be subordinated debt securities, as such term is used in the accompanying base prospectus. The following description of the particular terms of the notes, supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the subordinated debt securities in the accompanying base prospectus, to which description we refer you.

General

The        % fixed-to-fixed rate subordinated notes due 2031 issued in this offering, which we refer to as the notes, initially will be limited to $        aggregate principal amount. The notes will mature on May    , 2031.

We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States tax withheld from payments of principal or interest on the notes. There is no sinking fund for the notes. The notes are not convertible into, or exchangeable for, equity securities of the Company. The notes are subject to defeasance in the manner described under the headings “Description of Debt Securities—Satisfaction and Discharge” and “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying base prospectus.

The notes will be subordinated in right of payment to all of the Company’s existing and future senior indebtedness, and, in certain events of insolvency, to other financial obligations, as described under the heading “Description of Debt Securities—Subordination of Subordinated Debt Securities” in the accompanying base prospectus.

The notes will rank (i) senior in right of payment to our junior subordinated debentures issued to our statutory trusts, (ii) equally in right of payment with our 6.50% Subordinated Notes due 2042 and any other unsecured, subordinated debt the terms of which provide that such indebtedness ranks equally with the notes, and (iii) subordinate in right of payment to our Senior Indebtedness. In addition, the notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including our Bank. We are able, subject to certain limitations, to incur additional senior and subordinated indebtedness, including indebtedness that ranks senior in right of payment to the notes. Please refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, for a discussion of our outstanding indebtedness as of March 31, 2021.

Interest

The notes will bear interest (i) during the period from and including the Issue Date, to, but excluding, May    , 2026 (the “Reset Date”), or to, but excluding, the date of earlier redemption, at a fixed rate of     % per annum and (ii) during the period from and including the Reset Date to, but excluding, the maturity date, or to, but excluding, the date of earlier redemption, at a rate per annum that will be the Five-year U.S. Treasury Rate as of the day falling two business days prior to the Reset Date (the “Reset Determination Date”), plus     % per annum.

We will pay interest on the notes semiannually in arrears, on May                 and November                 of each year, commencing on November    , 2021 and ending on the maturity date.

Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment date falls on a day that is not a business day, we will postpone the interest payment to the next succeeding business day, but the payment made on such date will be treated as having been made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on the notes on any interest payment date will, subject to certain exceptions, be paid to the person in whose name the notes are registered at the close of business on the                  or                 , whether or not a business day, immediately preceding the applicable interest payment date.

The “Five-year U.S. Treasury Rate” means, as of the Reset Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the Five-Year Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Determination Date.

Unless we have delivered notice of redemption of all outstanding notes, with such redemption to occur on the Reset Date, we will appoint a calculation agent with respect to the notes prior to the Reset Determination Date. The Five-year U.S. Treasury Rate will be determined by the calculation agent on the Reset Determination Date. Promptly upon such determination, the calculation agent will notify the Company of the interest rate from and after the Reset Date. The Company shall then promptly notify the trustee in writing of such interest rate. We or an affiliate of ours may assume the duties of the calculation agent. Any determination, decision or election that may be made by the calculation agent pursuant to the provisions described in this prospectus supplement, including any determination with respect to a rate, will be conclusive and binding absent manifest error, may be made in the calculation agent’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the notes, shall become effective without consent from any other party. The calculation agent’s determination of any interest rate will be on file at our principal offices, will be made available to any holder of notes upon request and will be final and binding in the absence of manifest error.

General

Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the paying agent or, in the event the notes are not represented by a Global Note (as defined below), at the office or agency of the Company maintained for such purpose in Dallas, Texas.

We will appoint a calculation agent for the notes prior to the Reset Determination Date. We, Texas Capital Bank or another affiliate of the Company may be appointed as the calculation agent. The Company may appoint a different institution to serve as calculation agent from time to time after the original issue date of the notes without the consent of holders of such notes and without notice.

The trustee or any paying agent will have no obligation to be named as calculation agent nor for making any determinations to be made by the calculation agent as described above.

Optional Redemption

On at least 30 days but no more than 60 days prior written notice delivered to the registered holders of the notes, we may redeem the notes in whole or in part, commencing (i) on the Reset Date, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, or (ii) at any time during the three month period prior to the maturity date, in each case at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The notes may not otherwise be redeemed prior to their maturity date, except that on at least 30 days but no more than 60 days prior written notice delivered to the registered holders of the notes, we may also at our option and subject to prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, redeem the notes in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, within 90 days of the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation in each case, which change or amendment becomes effective or which administrative or judicial action is announced on or after the original issue date of the notes, there is more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the notes, there is more than an insubstantial risk that we will not be entitled to treat the notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any notes are outstanding; or

•	the Company becoming required to register as an investment company pursuant to the 1940 Act.

If the Company elects to have the trustee deliver the notice of redemption on its behalf, then it shall have delivered to the trustee no fewer than 15 days prior to the date such redemption notice is to be delivered (unless the trustee agrees to a shorter period) an officer’s certificate providing such direction and setting forth the information to be stated in such notice. Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the notes. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. The Company will calculate the redemption price as described in the terms of the notes to be redeemed and will deliver an officer’s certificate to the trustee setting forth the redemption price and showing the calculation of such in reasonable detail no later than two business days prior to the redemption date, and the trustee will not be responsible for such calculation nor shall the trustee have any duty to monitor the accuracy of any calculations made by the Company which will be conclusive and binding on the holders, absent manifest error. A replacement note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The notes are not subject to redemption or prepayment at the option of the holders.

Notwithstanding any of the foregoing, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the redemption date will be payable on the interest payment date to the registered holders thereof as of the close of business on the relevant record date in accordance with the notes and the Indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes.

Under the Federal Reserve’s current risk-based capital regulations, any redemption of the notes will be subject to the prior approval of the Federal Reserve. In addition, prior to exercising our option to redeem the notes, or immediately thereafter, the Company will be required to either replace the redeemed notes with an equivalent amount of a financial instrument that meets the Federal Reserve’s regulatory capital criteria, or demonstrate to the satisfaction of the Federal Reserve that following redemption, the Company would continue to hold an amount of capital that is commensurate with its risk.

Events of Default

The Indenture will provide that certain events of bankruptcy, insolvency or receivership relating to us or a “principal subsidiary bank” are events of default with respect to the notes.

The term “principal subsidiary bank” means (i) any bank subsidiary the consolidated assets of which constitute 25% or more of the Company’s consolidated assets and (ii) any other bank subsidiary designated as a “Principal Subsidiary Bank” by the Company’s Board of Directors; provided that if the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority (the “Federal Reserve”) notifies the Company that the Company’s bank subsidiary that is a principal subsidiary bank applying the tests in clause (i) or (ii) above does not qualify as a “major subsidiary depositary institution” within the requirements of the Federal Reserve’s risk-based capital rules applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time we receive from the Federal Reserve such a notice. Currently, Texas Capital Bank is our only principal subsidiary bank.

If an event of default under the Indenture has occurred, the principal of and accrued but unpaid interest on the notes will automatically, and without any declaration or other action on the part of the trustee or any holder of notes, become immediately due and payable. A default in the payment of principal of or interest on the notes or in our non-performance of any other obligation under the notes or the Indenture will not constitute an event of default under the Indenture and will not give rise to any right of acceleration. However, in the case of a default (not constituting an event of default) in the payment of interest or principal, or premium, if any, which failure to pay continues for 30 days, the Company will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the notes, the amount then due and payable on such notes for principal, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest.

In cases specified in the Indenture, the holders of a majority in principal amount of the notes may waive any default on behalf of all holders of the notes, except a default in the payment of principal or interest or a default in the performance of a covenant or provision of the Indenture which cannot be modified without the consent of each holder. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Indenture.

Within 90 days after the trustee’s knowledge of the occurrence of any default with respect to the notes, the trustee shall transmit by mail to all holders of notes, notice of such default unless such default shall have been cured or waived.

The holders of a majority of the aggregate outstanding principal amount of the notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the notes.

Subordination

The payment of the principal of and interest on the notes will be expressly subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all of our Senior Indebtedness.

“Senior Indebtedness” is defined to include principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

•	our obligations for money borrowed;

•	indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•

obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable;

•	any deferrals, renewals or extensions of Senior Indebtedness; and

•	obligations to our other general creditors.

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to the notes or to other debt that is pari passu with or subordinate to the notes.

Senior Indebtedness will not include: our junior subordinated debentures issued to our statutory trusts; our 6.50% Subordinated Notes due 2042; and any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the notes, including guarantees of such indebtedness.

The term claim when used in the previous definition has the meaning stated in section 101(5) of Title 11 of the United States Code, as now or hereafter in effect.

In addition, the notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the notes. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness, any payment or distribution otherwise payable or deliverable to holders of the notes. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of Notes together with the holders of any of our other obligations that rank equally with the notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the notes.

In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or premium, if any, or interest on, the notes or repurchase, redeem or otherwise retire any notes, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the Indenture.

If we violate the Indenture by making a payment or distribution to holders of the notes before we have paid all the Senior Indebtedness in full, then such holders of the notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the Senior Indebtedness.

Because of the subordination provisions of the Indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. Our inability to make payments on the notes due to these subordination provisions will not prevent an event of default from occurring under the Indenture in connection with the notes.

In addition, the notes may be fully subordinate to interests held by the U.S. government if we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Further Issuances

We may from time to time create and issue additional notes with terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon) without the consent of the holders of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. If the existing notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for the additional notes.

Modification and Waiver

The Indenture may, in certain circumstances, be modified and amended by us and the trustee without the consent of the holders of the notes. See “Description of the Debt Securities—Modification and Waiver” in the accompanying base prospectus. In addition, we and the trustee may, with certain exceptions as provided therein, modify the Indenture with the consent of holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, the holders of at least a majority in aggregate principal amount of the outstanding notes may waive certain covenants and past defaults under the Indenture, except as described under the heading “Description of the Notes—Events of Default” in the accompanying base prospectus.

Delivery and Form

The notes will be represented by a permanent global certificate (the “Global Note”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). The notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated notes are issued under the limited circumstances described in the accompanying base prospectus, no beneficial owner of a note shall be entitled to receive a definitive certificate representing the notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Note, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the notes for all purposes of the Indenture. Beneficial interests in the Global Note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Note through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC. In connection with any proposed transfer outside the book entry only system, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Clearance and Settlement Procedures

Initial settlement of the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee

U.S. Bank National Association will act as trustee for the notes, which will be issued under the Indenture. The Indenture is described in this prospectus supplement and the accompanying base prospectus. You should read the accompanying base prospectus for a general discussion of the terms and provisions of the Indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code (generally for investment purposes) by a beneficial owner who purchases notes in this offering at the initial offering price. This summary addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant in light of individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the U.S. federal estate or gift tax laws, the Medicare contribution tax on net investment income or the alternative minimum tax. This summary does not apply to members of a class of holders subject to special rules, such as:

•

persons who may be subject to special tax treatment, including dealers in securities or currencies, banks, thrifts and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, personal holding companies, cooperatives, and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•	partnerships or other pass-through entities and their members;

•	U.S. expatriates and certain former citizens or residents of the United States; and

•	governmental bodies or agencies or instrumentalities thereof.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership, among other things. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Consequences to U.S. Holders

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Payments of Interest on Notes

Based on the expected issue price and interest rates of the notes, we expect the notes to be treated as variable rate debt instruments that are not issued with more than de minimis original issue discount for U.S. federal income tax purposes. Accordingly, payments of interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time such interest payments are received or accrued, in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the note. The amount that a U.S. holder realizes will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note.

Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short- term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses may be limited. U.S. holders are urged to consult their tax advisor regarding such limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes to a U.S. holder and to the proceeds of a sale, exchange, redemption or other disposition of a note by a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation) and if required, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number (which, in the case of an individual, would generally be its Social Security Number) or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or (in the case of interest payments) if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisor regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Consequences to Non-U.S. Holders

In this discussion, we use the term “non-U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest on Notes

In general, payments of interest on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a “United States person” (as defined in the Code) (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable successor form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. If a non-U.S. holder holds the notes through a financial institution or other agent acting on its behalf, it may be required to provide appropriate certifications to the agent. Its agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to U.S. federal withholding tax at a 30% rate, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income (See “—Income or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below regarding backup withholding, gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note (except to the extent such amount is attributable to accrued interest, which would be taxable as described above) will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) (See “—Income or Gain Effectively Connected with a U.S. Trade or Business”); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business”. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to U.S. federal income tax at a flat rate of 30% (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, exchange, redemption or other taxable disposition, to the extent considered from U.S. sources, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, exchange, redemption or other taxable disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), then the interest or gain generally will be subject to U.S. federal income tax at regular income tax rates in generally the same manner as if the non-U.S. holder were a U.S. holder. If a non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate. Even though, absent treaty relief, effectively connected income is subject to U.S. federal income tax, and may be subject to the branch profits tax, any such effectively connected interest income is generally not subject to U.S. federal withholding tax if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable successor form), as described above.

Information Reporting and Backup Withholding

Generally, payors must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the certification described above in the last bullet point under “—Consequences to Non- U.S. Holders—Payments of Interest on Notes” has been received by the applicable withholding agent.

Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of notes will apply as follows:

•

If the proceeds are paid to or through the U.S. office of a broker (U.S. or foreign), they generally will be subject to backup withholding and information reporting, unless the non-U.S. holder certifies that it is not a United States person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption;

•

If the proceeds are paid to or through a non-U.S. office of a broker that is not a United States person and is not a foreign person with certain specified U.S. connections, they will not be subject to backup withholding or information reporting; or

•

If the proceeds are paid to or through a non-U.S. office of a broker that is a United States person or a foreign person with certain specified U.S. connections, they generally will be subject to information reporting (but not backup withholding), unless the non-U.S. holder certifies that it is not a United States person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the actual U.S. federal income tax liability and the non-U.S. holder timely provides the required information or appropriate claim form to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on “withholdable payments” made to a foreign financial institution (including investment funds) unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in the case of “withholdable payments” made to an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions, the tax generally will be imposed unless such entity provides the payor with certain information regarding certain direct and indirect substantial U.S. owners of the entity, or certifies that it has no such substantial U.S. owners, and complies with certain other requirements.

The term “withholdable payment” includes interest paid with respect to the notes. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, the underwriters and/or our or their affiliates may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. These class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes (or any interest therein) that (a) it is not a Plan and its purchase and holding of the notes (or any interest therein) is not made on behalf of or with “plan assets” of any Plan or (b) its purchase, holding and subsequent disposition of the notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the fiduciary responsibility and/or prohibited transaction provisions of ERISA and Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes (or any interest therein) that its purchase, holding and subsequent disposition of the notes (or any interest therein) is not prohibited or otherwise a violation under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the notes has the exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and the underwriters named below for whom J.P. Morgan Securities & Co. LLC and Goldman Sachs & Co. LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Goldman Sachs & Co. LLC	$

Total	$

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the notes in the offering if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the notes initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices, less selling concessions of up to     % of the principal amount per note. Any underwriter may allow, and any such dealer may reallow, concessions of up to     % of the principal amount per note to certain other dealers. After the initial public offering of the notes, the underwriters may change the public offering prices and concessions and discounts to dealers.

The following table summarizes the compensation we will pay:

	Per Note		Total
Underwriting discounts		%	$

We estimate that we will pay expenses, excluding underwriting discounts, of approximately $         in connection with this offering.

The notes are new issues of securities with no established trading markets. In addition, we have not applied and do not intend to list the notes on any securities exchange or to have the notes quoted on a quotation system. One or more of the underwriters intends to make secondary markets for the notes. However, they are not obligated to do so and may discontinue making secondary markets for the notes at any time without notice. No assurance can be given as to how liquid the trading markets for the notes will be.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed specified maximum prices.

•	Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters expect to deliver the notes to purchasers on or about May    , 2021, which will be the fifth business day following the pricing of the notes (such settlement cycle being herein referred to as “T +5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to two business days before settlement will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing of the notes should consult their own advisor.

The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Conflicts of Interest; Other Relationships

Some of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates in the ordinary course of business, for which they received or will receive customary fees and commissions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying base prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement or the accompanying base prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

This prospectus supplement and the accompanying base prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are outside the UK (all such persons together being referred to as “relevant persons”). This prospectus supplement or the accompanying base prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement or the accompanying base prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

In the UK, the notes may not be offered other than by an underwriter that:

(a) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person residing in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of

Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying base prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than:

1.	to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”);

2.	to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or

3.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

1.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

1.

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

2.	where no consideration is or will be given for the transfer;

3.	where the transfer is by operation of law;

4.	as specified in Section 276(7) of the SFA; or

5.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for the Company by Sullivan & Cromwell LLP, New York, New York. The validity of the notes offered hereby will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Texas Capital appearing in Texas Capital’s Annual Report (Form 10-K) for the year ended December 31, 2020 and the effectiveness of Texas Capital’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

TEXAS CAPITAL BANCSHARES, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

Texas Capital Bancshares, Inc. (“Texas Capital”) from time to time may offer and sell, in one or more offerings, any combination of the securities listed above. The preferred stock, warrants, debt securities and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Texas Capital, or debt or equity securities of one or more other entities. The preferred stock may be represented by depositary shares. The units may consist of any combination of the above securities or debt or equity securities of other entities. Texas Capital may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell Texas Capital securities from time to time in such amounts and with such discounts and commissions as set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, Texas Capital will not receive any proceeds from the sale of securities by any selling security holders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by one or more prospectus supplements describing the method and terms of the applicable offering. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

Texas Capital may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us will be stated in the applicable prospectus supplement. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended. Texas Capital may also sell securities directly to investors. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. If appropriate, discussion of certain risks that you should consider in connection with an investment in the securities will be included or incorporated by reference in a prospectus supplement.

Texas Capital’s common stock and 6.50% Non-Cumulative Perpetual Preferred Stock or “6.50% Preferred” trade on The Nasdaq Global Select Market under the trading symbols “TCBI” and “TCBIP”, respectively.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

These securities involve investment risks, including possible loss of principal. Please read carefully this prospectus, any applicable prospectus supplement, our periodic reports, other information we file with the U.S. Securities and Exchange Commission and any information under the section entitled “Risk Factors” beginning on page 1 of this prospectus before making a decision to invest in the securities described in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 11, 2021.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information.” Texas Capital has not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent periods that we file with the U.S. Securities and Exchange Commission, or “SEC,” and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

ABOUT THIS PROSPECTUS

All references in this prospectus to “Texas Capital,” the “Company,” “we,” “our” and “us” refer to Texas Capital Bancshares, Inc., and its consolidated subsidiaries unless the context otherwise requires. References to “Texas Capital Bank” mean Texas Capital Bank, National Association, which is our principal banking subsidiary.

This prospectus is part of a registration statement on Form S-3 that Texas Capital filed with the SEC using a “shelf” registration process. Under this shelf registration process, Texas Capital and certain holders of its securities may sell the securities described in this prospectus in one or more offerings. Each time securities are sold under this shelf registration, Texas Capital will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also modify or supersede the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under “Where You Can Find More Information.”

This prospectus does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Texas Capital, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

Texas Capital is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains this information at www.sec.gov. You can also find information about Texas Capital by visiting Texas Capital’s website at www.texascapitalbank.com. Information contained in these websites does not constitute part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows Texas Capital to “incorporate by reference” information into this prospectus. This means that Texas Capital can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the documents listed below that Texas Capital has previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about Texas Capital and Texas Capital’s financial condition:

•	Annual Report on Form 10-K for the year ended December 31, 2020; and

•

The description of our common stock set forth in our registration statement on Form 10 filed on August  24, 2000 and any amendment or report filed for the purpose of updating any such description, including the form of Texas Capital common stock certificate filed as an exhibit to the registration statement of which this prospectus is a part.

Texas Capital incorporates by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of securities under this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any documents filed by Texas Capital with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.

You can obtain any of the documents incorporated by reference in this prospectus from Texas Capital or from the SEC through the SEC’s website at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in those documents. You can request those documents in writing or by telephone as specified below:

Texas Capital Bancshares, Inc.

Attention: Investor Relations

2000 McKinney Avenue, Suite 700,

Dallas, Texas 75201

(214) 932-6600

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any oral statements and written made by or on behalf of us may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,,” “intend” and similar expressions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, (1) the credit quality of our loan portfolio, (2) general economic conditions in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices, (3) the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the ongoing COVID-19 pandemic and any other pandemic, epidemic or health-related crisis, (4) expectations regarding rates of default and credit losses, (5) volatility in the mortgage industry, (6) our business strategies, (7) our expectations about future financial performance, future growth and earnings, (8) the appropriateness of our allowance for credit losses and provision for credit losses, (9) our ability to identify, attract and retain qualified employees, (10) the impact of changing regulatory requirements and legislative changes on our business, (11) increased competition from banking organizations and other financial service providers, (12) interest rate risk, (13) greater than expected costs or difficulties related to the integration of new lines of business, products or new service offerings, (14) technological changes, (15) the cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of third-party providers, and (16) our success at managing the risk and uncertainties involved in the foregoing items.

In addition, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope, duration and severity of the COVID-19 pandemic, actions taken by governmental authorities and other parties in response to the COVID-19 pandemic, the scale of distribution and public acceptance of any vaccines for COVID-19 and the effectiveness of such vaccines in stemming or stopping the spread of COVID-19, and the direct and indirect impact of the COVID-19 pandemic on our customers, clients, third parties and us.

These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the SEC. Any forward-looking statement speaks only as of the date on which it is made. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.

Texas Capital, a Delaware corporation organized in 1996, is the parent of Texas Capital Bank. The Company is a registered bank holding company and has elected to be a financial holding company. Texas Capital Bank is headquartered in Dallas, with primary banking offices in Austin, Dallas, Fort Worth, Houston and San Antonio, the five largest metropolitan areas of Texas. Substantially all of our business activities are conducted through Texas Capital Bank. We have focused on organic growth, maintenance of credit quality and recruiting and retaining experienced bankers with strong personal and professional relationships in their communities.

We serve the needs of commercial businesses and successful professionals and entrepreneurs located in Texas as well as operate several lines of business that serve a regional or national clientele of commercial borrowers. We are primarily a secured lender, with the majority of our loans held for investment, excluding mortgage finance loans and other national lines of business, being made to businesses headquartered or with operations in Texas. Our national lines of business provide specialized lending products to businesses throughout the United States. We have benefitted from the success of our business model since inception, producing strong loan and deposit growth and favorable loss experience amidst a challenging environment for banking nationally.

At December 31, 2020, Texas Capital had consolidated total assets of approximately $37.7 billion. Texas Capital common stock and 6.50% Preferred each trade on The Nasdaq Global Select Market under the symbols “TCBI” and “TCBIP,” respectively. Texas Capital employed approximately 1,618 full-time equivalent employees at December 31, 2020.

Our principal executive offices are located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201 and our telephone number is (214) 932-6600.

USE OF PROCEEDS

Unless Texas Capital informs you otherwise in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all of the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock,

•	warrants,

•	debt securities,

•	depositary shares,

•	stock purchase contracts

•	stock purchase units and

•	units.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK AND WARRANTS

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

General

Under our certificate of incorporation, as amended, we have authority to issue up to 100.0 million shares of common stock, $0.01 par value per share, and 10.0 million shares of preferred stock, par value $0.01 per share. As of December 31, 2020, we had issued and outstanding 50,470,450 shares of common stock and 6.0 million shares of 6.50% Preferred, having an aggregate liquidation preference of $150.0 million.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters with respect to which the holders of our common stock are entitled to vote. Our common stock has no preemptive or conversion rights and is not subject to redemption. Holders of our common stock are not entitled to cumulative voting in the election of directors. In the event of dissolution or liquidation, after payment of all creditors and payment of liquidation preferences on preferred stock, the holders of our common stock (subject to the prior rights of the holders of any outstanding preferred stock) will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them.

The holders of shares of our common stock are entitled to such dividends as our board of directors, in its discretion, may declare out of funds legally available therefor, subject to certain limitations under the Delaware General Corporation Law, or DGCL. We have not paid dividends on our common stock to date, and we do not anticipate paying dividends in the near future. However, the payment of dividends on our common stock is subject to the prior rights of the holders of any preferred stock. Payment of dividends on both our common stock and any preferred stock will be dependent upon, among other things, our earnings and financial condition, our cash flow requirements and the prevailing economic and regulatory climate.

Anti-Takeover Provisions.

Certain provisions of our certificate of incorporation and bylaws could make a merger, tender offer or proxy contest more difficult, even if such events were perceived by many of our stockholders as beneficial to their interests. These provisions include advance notice for nominations of directors and stockholders’ proposals, and authority to issue “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with TBCI for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied.

Restrictions on Ownership.

The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The Bank Holding Company Act, or BHC Act, requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding Common Stock. Any “company” (as defined in the BHC Act) would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of, or power to vote, 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to directly or indirectly exercise a controlling influence over management and policies; this test has been broadly applied by the Federal Reserve. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is prohibited from acquiring “control” of a bank holding company, such as Texas Capital, unless the Federal Reserve has been given prior written notice and does not issue a notice disapproving of the proposed acquisition; the acquisition, directly or indirectly, of 10% or more of our Common Stock is presumed to constitute the acquisition of control for purposes of the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder.

Listing.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCBI”.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Computershare Inc.

Preferred Stock

Our board of directors is authorized to designate and issue shares of preferred stock in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law and the rules of the Nasdaq Global Select Market, if applicable, our board of directors has the discretion to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

If we offer to sell preferred stock, we will file with the SEC the certificate of designation setting forth the terms of the preferred stock and the prospectus supplement relating to that offering will include a description of the specific terms of the preferred stock, including:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific terms of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

In March 2013 we issued 6.0 million shares of 6.50% Preferred having a liquidation preference of $150.0 million. Holders of 6.50% Preferred do not have voting rights, except with respect to the right to elect two directors upon non-payment of dividends for six or more quarterly dividend periods, authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the 6.50% Preferred, and as otherwise required by applicable law. The 6.50% Preferred ranks senior to our common stock as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

During any dividend period, so long as any share of 6.50% Preferred remains outstanding and except as otherwise provided below, (i) no dividend may be paid, declared or set apart for any payment on and no distribution shall be made on our common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority in the payment of dividends (other than a dividend payable solely in stock that ranks junior to the 6.50% Preferred with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up) and (ii) no shares of common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority or is in parity with in the payment of dividends, may be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, unless full dividends on all outstanding shares of the 6.50% Preferred for the most recently completed quarterly dividend period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment) and any prior redemption requirements with respect to shares of the 6.50% Preferred have been complied with.

A dividend period for the 6.50% Preferred is the period from and including a dividend payment date to but excluding the next dividend payment date.

The limitations on dividends and other distributions described in the paragraph above do not apply to:

•

redemptions, purchases or other acquisitions of shares of common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority in the payment of dividends in connection with the administration of any employee benefit plan in the ordinary course of business;

•

any dividends or distributions of rights or common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority in the payment of dividends in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

•

the acquisition by us or any of our subsidiaries of record ownership in common stock or any other class or series of capital stock over which the 6.50% Preferred has preference or priority or is in parity with in the payment of dividends for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•	the exchange or conversion of common stock for or into other capital stock that is junior to the 6.50% Preferred and the payment of cash solely in lieu of fractional shares.

Subject to the restrictions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and other stock ranking equally with or junior to the 6.50% Preferred from time to time out of any assets legally available for such payment in amounts permitted by applicable regulatory authorities, and the holders of the 6.50% Preferred will not be entitled to participate in those dividends.

So long as any shares of 6.50% Preferred are outstanding, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of 6.50% Preferred, voting separately as a single class, shall be necessary for effecting or validating:

•

any amendment or alteration of our certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the 6.50% Preferred with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

•

any amendment or alteration of our certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the 6.50% Preferred with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

•

any consummation of a binding share exchange or reclassification involving the 6.50% Preferred, or of a merger or consolidation of Texas Capital with or into another corporation or other entity, unless (x) the shares of 6.50% Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which Texas Capital is not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or other entity or of an entity controlling such surviving corporation or other entity that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (y) the shares of 6.50% Preferred remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the 6.50% Preferred.

The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of 6.50% Preferred have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

Our 6.50% Preferred is listed on The Nasdaq Global Select Market under the symbol “TCBIP”.

Warrants

We may issue warrants for the purchase of common stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants Texas Capital is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the designation and terms of any securities with which warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	United States federal income tax consequences applicable to issuance, disposition and exercise of such warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Unless otherwise stated in an applicable prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any of the rights of holders of common stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, on the common stock or other securities purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Any debt securities issued using this prospectus, or “Debt Securities,” will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities, or “Senior Debt Securities,” or our subordinated debt securities, or “Subordinated Debt Securities.” The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, or the “Trustee.” Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under the Subordinated Indenture between Texas Capital Bancshares, Inc. and U.S. Bank National Association, as Trustee, dated September 21, 2012 (the “Subordinated Indenture”), filed as an exhibit to the registration statement of which this prospectus is a part. Together, the Senior Indenture and the Subordinated Indenture, as they may be amended or supplemented from time to time, are called “Indentures.”

The sole source of funding of our parent company financial obligations has consisted of proceeds of capital markets transactions and cash payments from the Bank for debt service. We may in the future seek to rely upon receipt of dividends paid by the Bank to meet our financial obligations. The Bank is subject to statutory dividend restrictions. Under such restrictions, national banks may not, without the prior approval of the Office of the Comptroller of the Currency, or OCC, declare dividends in excess of the sum of the current year’s net profits plus the retained net profits from the prior two years, less any required transfers to surplus. The Basel III Capital Rules further limit the amount of dividends that may be paid by our Bank. In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, the Bank may not pay any dividend if it is undercapitalized or if payment would cause it to become undercapitalized.

Our debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since any right we have to receive any assets of our subsidiaries will be effectively subordinated to the claims of that subsidiary’s creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to us. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Capital loans that we make to the Bank are by their terms subordinate in right of payment to deposits and to other indebtedness of the Bank.

We have summarized the material provisions of the Debt Securities and the Indentures below. The following description of the Indentures and our Debt Securities is only a summary of the material terms, does not purport to be complete, and may be supplemented in amendments to the registration statement of which this prospectus is a part and in prospectus supplements. The material specific financial, legal, and other terms, as well as any material U.S. federal income tax consequences particular to each series of debt securities will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. Thus, the statements in this section may not apply to your securities. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, any amendments to the registration statement of which this prospectus is a part, the prospectus supplement relating to that particular series, and the provisions of the applicable indenture, as supplemented, pursuant to which the particular series of debt securities is issued.

The form of the Senior Indenture and the Subordinated Indenture has been filed with the SEC as referenced in the list of exhibits to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Your rights are defined by the terms of the Indentures, not the summary provided in this prospectus or a prospectus supplement. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable.

Capitalized terms used in the summary and not otherwise defined herein have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 2.05). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt (“Senior Debt”). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

•	the form and title of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the dates on which the principal of the Debt Securities will mature;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities or the method to determine each;

•	the place or places where payments on the Debt Securities will be payable;

•	whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default or rights of holders upon an Event of Default;

•	whether the Debt Securities will be issued pursuant to a medium-term note program;

•

whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not prohibited by the Indenture (Section 2.05).

The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt Securities, including Original Issue Discount Securities bearing no interest or bearing interest which at the time of issuance is below market rate, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The Senior Debt Securities will be our unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness, whether existing at the date of issuance of the Senior Debt Securities or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of issuance of the Senior Debt or subsequently incurred (Article XIII of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

If stated in the applicable prospectus supplement, the Subordinated Debt Securities covered by that prospectus supplement will be intended to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve, for bank holding companies. The guidelines set forth specific criteria for Subordinated Debt Securities to qualify as Tier 2 Capital, including among other things that the Subordinated Debt Securities must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•

not contain provisions permitting the holders of the debt to accelerate payment of principal or interest prior to maturity except in the event of a receivership, insolvency, liquidation, or similar proceeding of the issuer;

•	not be credit sensitive;

•	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•

not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Conversion Rights

The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of the Indenture, as will be described in the applicable prospectus supplement. Such terms will include the conversion price, the conversion period, whether conversion will be at the option of the holders of such series of Debt Securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.08).

Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable Indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the Indenture. Bearer securities will not be issued in exchange for registered securities.

The holder may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable Indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We will appoint the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of Debt Securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, Debt Securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if Debt Securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of Debt Securities. The Debt Security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 2.06). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 4.02).

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to

(1)

issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or

(2)	register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 2.09).

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 2.17).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 2.17). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more

Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest payment (Section 2.14).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series.

Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 4.02).

Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 11.05).

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if any) is a corporation and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)

immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 10.01).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)

failure to pay principal of or premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)

failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5)

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), which continues for 90 days after written notice has been given, as provided in such Indenture;

(6)

any judgment or decree for the payment of money in excess of an amount to be determined at the time the series of Debt Securities is created is entered against us or any Restricted Subsidiary, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(7)	certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary (Section 6.01).

Except as may be summarized in a prospectus supplement and set forth in a supplemental indenture or the board resolution creating a series of Debt Securities, if an Event of Default (other than an Event of Default with respect to Texas Capital described in clause (7) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, by notice as provided in the Indenture, may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Texas Capital described in clause (7) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 6.01). For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 6.04). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 6.06).

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

•

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

•

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 6.04).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 6.04).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not, to their knowledge, we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 4.06).

Modification and Waiver

Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification, amendment or waiver (Section 9.02).

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 6.06). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 6.06).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

•

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in the first two bullet points above, of the amount described in such clause).

Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 8.03).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)

all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)

all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article XI).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may, at any time, exercise our option to have all of our obligations discharged with respect to the Debt Securities of a series, which we call “legal defeasance.” In addition, we may, at any time, exercise our option to have certain restrictive covenants released with respect to the Debt Securities of a series, which we call “covenant defeasance.”

Legal Defeasance.

The Indentures may provide for the exercise of legal defeasance with respect to any Debt Securities (Section 11.02). Upon the exercise of this option, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (7) under “—Events of Default,” at any time until 121 days after such deposit;

•	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance.

The Indenture may provide for the exercise of covenant defeasance with respect to any Debt Securities (Section 11.02). Upon the exercise of this option, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (6) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default with respect to such Debt Securities. If such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities.

Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements listed in the last four bullet points in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the relevant prospectus supplement. The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. We will file the form of deposit agreement, including the form of depositary receipt, with the SEC before we issue any depositary shares. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Texas Capital.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Texas Capital, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from Texas Capital that are delivered to the preferred stock depositary and that Texas Capital is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Texas Capital will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Texas Capital and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Texas Capital and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before Texas Capital issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement, if required.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.

To the extent required by law, the applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In addition, to the extent this prospectus is used by any selling stockholder to resell common stock or other securities, information with respect to the selling stockholder will be contained in a prospectus supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions, including at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or any selling stockholder may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We or any selling stockholder may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

Agents, dealers and underwriters may contract for or otherwise be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling stockholder and the agents, dealers and underwriters. Agents, dealers and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us and our affiliates or any selling stockholder in the ordinary course of business.

Each series of securities other than the common stock and 6.50% Preferred, which are listed on The Nasdaq Global Select Market under the trading symbols “TCBI” and “TCBIP”, respectively, and certain series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock and 6.50% Preferred, may or may not be listed on a national securities exchange. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We and any selling stockholder make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.

Agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from us, any selling stockholder or our purchasers, as their agents in connection with the sale of our securities. These agents, dealers or underwriters may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any such agent, dealer or underwriter and describe any compensation received by them from us or any selling stockholder. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.00% of the aggregate gross sales proceeds of any securities being offered pursuant to this prospectus and any accompanying prospectus supplement.

We or any selling stockholder may also sell securities directly to one or more purchasers without using agent, dealers or underwriters or agents. We or any selling stockholder may sell securities upon the exercise of rights that we or any selling stockholder may issue to our security holders. We or any selling stockholder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Texas Capital appearing in Texas Capital’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Texas Capital’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

TEXAS CAPITAL BANCSHARES INC.

    % Fixed-to-Fixed Rate Subordinated Notes Due 2031

Joint Book-Running Managers

J.P. Morgan

Goldman Sachs & Co. LLC

April     , 2021